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                                                                   EXHIBIT 99.13


                  SECURITY AGREEMENT dated as of [April ___, 2002], among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Exchange"), EXSTATIC SOFTWARE, INC. (f/k/a/ Gino Borland, Inc.), a Washington corporation ("eXstatic", together with the Exchange, the "Grantors"), and INSIGHT VENTURE PARTNERS IV (COLLATERAL AGENT), LLC together with its successors and assigns (not in its individual capacity but solely as collateral agent) for the benefit of the Note Secured Parties (in this capacity, the "Note Collateral Agent").

                  Reference is made to the (i) Guaranty attached as Exhibit A hereto (the "April Guaranty", (ii) Securities Purchase Agreement, dated as of [April ____, 2002], among the Grantors and the Note Secured Parties, as defined below (the "Securities Purchase Agreement"), (iii) a U.S. $4,000,000 million principal amount Senior Secured Note issued by the Grantors to the Note Secured Parties (the "Note") pursuant to the Securities Purchase Agreement, (iv) the Security Agreement dated as of July 26, 2001, among the Grantors and InSight (the "July CD Security Agreement"), (v) the Security Agreement dated as of August 29, 2001, among the Grantors, Insight Venture Partners IV (Collateral Agent), LLC, for the benefit of the August CD Holders (in such capacity, the "August CD Collateral Agent"), the Note Secured Parties and certain other parties thereto (the "August CD Security Agreement"), (vi) the Collateral Agency and Intercreditor Agreement dated as of August 29, 2001, among the Grantors and the August CD Collateral Agent (the "CD Collateral Agency and Intercreditor Agreement"), and (vii) Amendment No. 1 to the Collateral Agency and Intercreditor Agreement dated as of the date hereof, among the Note Collateral Agent, the Grantors, the Note Secured Parties, the August CD Collateral Agent and the July CD Holders (as defined in the CD Collateral Agency and Intercreditor Agreement), as amended, modified, supplemented or replaced from time to time (the "Amendment No. 1 to the Collateral Agency and Intercreditor Agreement").

                  The Note Secured Parties have agreed to guaranty up to U.S. $4,000,000 in cash, in the aggregate, of the Grantors obligations to Silicon Valley Bank pursuant to the [SVB FACILITY], upon the terms and conditions set forth in the April Guaranty. The Grantors have agreed to reimburse the Note Secured Parties for any amounts paid under the April Guaranty on the terms and conditions set forth in the Note, the Securities Purchase Agreement and the other Financing Documents. The obligations of the Note Secured Parties to enter into the April Guaranty are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure (A) the due and punctual payment by the Grantors of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Note, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each other amount required to be paid by the Grantors under the Note, when and as due, including payments in respect of reimbursement of disbursements and interest thereon and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency,
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receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Note Secured Parties under the Note (the obligations in (i), (ii) and (iii) collectively, the "Note Payment Obligations") and (B) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Financing Documents (the "Note Performance Obligations", together with the Note Payment Obligations the "Note Obligations"). The rights and priorities with respect to the Collateral are subject to the Subordination Agreement (as defined below).

                  Accordingly, each of the Grantors and the Note Collateral Agent for the benefit of the Note Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1      DEFINITION OF TERMS USED HEREIN.

         All capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

1.2      DEFINITION OF CERTAIN TERMS USED HEREIN.

         As used herein, the following terms shall have the following meanings:

                  "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

                  "Accounts" shall mean any and all right, title and interest of the Grantors to payment for goods and services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

                  "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned or repossessed goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

                  "Affiliate" shall mean, with respect to any Person, any director, officer, parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

                  "Amendment No. 1 to the Collateral Agency and Intercreditor Agreement" has the meaning assigned to such term on the preliminary statement of this Agreement.

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                  "August CD Collateral Agent" has the meaning assigned to it in the preliminary statement of this Agreement.

                  "August CD Security Agreement" has the meaning assigned to it in the preliminary statement of this Agreement, as such August CD Security Agreement may be amended, modified, supplemented or replaced from time to time.

                  "CD Collateral Agency and Intercreditor Agreement" has the meaning assigned to it in the preliminary statement of this Agreement, as such CD Collateral Agency and intercreditor Agreement may be amended, modified, supplemented or replaced from time to time.

                  "CD Security Agreements" means, together, the August CD Security Agreement and the July CD Security Agreement.

                  "Collateral" shall mean all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts, (g) Investment Property, (h) Instruments (as defined in the UCC), and (i) Proceeds. The Note Collateral Agent for the benefit of the Note Secured Parties may place a "hold" on any Deposit Account pledged as collateral during the continuance of an Event of Default (as defined in the Notes). The collateral shall include, without limitation, the following categories of assets as defined in UCC: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables, and license fees), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software, but excluding Intellectual Property), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned or hereafter acquired. If the Grantors shall at any time acquire a commercial tort claim, as defined in the UCC, the Grantors shall promptly notify the Note Collateral Agent in a writing signed by the Grantors of the brief details thereof and grant to the Note Collateral Agent for the benefit of the Note Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Note Collateral Agent.

                  "Commodity Account" shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

                  "Commodity Contract" shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

                  "Commodity Customer" shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

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                  "Commodity Intermediary" shall mean (a) a Person who is
registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

                  "Copyright License" shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Grantors or which the Grantors otherwise has the right to license, or granting any right to the Grantors under any Copyright now or hereafter owned by any third party, and all rights of the Grantors under any such agreement.

                  "Copyrights" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

                  "Deposit Account" has the meaning set forth in Section 9-102 of the UCC.

                  "Documents" shall mean all instruments, files, records, ledger sheets and documents (including documents as defined in the UCC) covering or relating to any of the Collateral.

                  "Entitlement Holder" shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

                  "Equipment" shall mean all equipment, furniture, furnishings, machinery, molds, machine tools, motors, fixtures, trade fixtures, motor vehicles, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in the Grantors' operations or owned by the Grantors and any interest in any of the foregoing, including tools, parts and supplies of every kind and description, and all attachments, accessories, improvements, accessions, replacements, substitutions, additions or appurtenances thereto, that are now or hereafter owned by the Grantors.

                  "Exchange" shall have the meaning assigned to such term in the Preamble to this Agreement.

                  "Exim Agreement" shall mean that certain Export-Import Bank Loan and Security Agreement dated as of April 25, 2001, by and between the Grantors and SVB and all documents, instruments and agreements executed in conjunction therewith, each as may be amended from time to time.

                  "Financial Asset" shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area

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in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other
Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

                  "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of the Grantors of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by the Grantors, including corporate or other business records, Deposit Accounts, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, and other agreements), Intellectual Property, drawings, blueprints, customer lists, security and other deposits, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantors to secure payment by an Account Debtor of any of the Accounts Receivable, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Grantors against Note Collateral Agent, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance).

                  "Governmental Entity" means any federal, state, municipal, or other government, governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, any self-regulatory organization or any court or tribunal.

                  "Grantors" shall have the meaning assigned to such term in the Preamble of this Agreement.

                  "Intellectual Property" shall mean all intellectual and similar property of the Grantors of every kind and nature now owned or hereafter acquired by the Grantors, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing, to the extent a security interest has been granted to SVB pursuant to the SVB Security Interest.

                  "Inventory" shall mean all goods of the Grantors, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by the Grantors under contracts of service, or consumed in the Grantors' business, including raw materials, intermediates, work in process, goods in transit, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, all materials and supplies of every kind, nature and description which are or might be used or consumed in the Grantors' business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such

                                        5
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goods, merchandise or other personal property, all such goods that have been returned to or repossessed by or on behalf of the Grantors, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

                  "Investment Property" shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of the Grantors, whether now owned or hereafter acquired by the Grantors.

                  "July CD Security Agreement" has the meaning ascribed to it in the preliminary Statement of this Agreement, as such July CD Security Agreement may be amended, modified, supplemented, restated or replaced from time to time.

                  "Law" means any constitution, law, statue, treaty, rule, ordinance, permit, certificate, directive, requirement, regulation or Order (in each case, whether foreign or domestic of any Governmental Entity.

                  "License" shall mean any Patent License, Trademark License, Copyright License or other franchise agreement, license or sublicense to which any Grantor is a party.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, operations, assets, conditions (financial or otherwise), operating results, liabilities or prospects of such Person and its Subsidiaries, taken as a whole.

                  "Note" shall have the meaning assigned to such term in the Preamble of this Agreement.

                  "Note Collateral Agent" shall have the meaning assigned to such term in the Preamble to this Agreement.

                  "Note Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Note Payment Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Note Performance Obligations" has the meaning assigned to it in the preliminary statement of this Agreement.

                  "Note Secured Parties" means, collectively, the persons identified on Schedule I attached hereto in each case, together with their heirs, successors and permitted assigns, except for the Note Collateral Agent and the Grantors.

                  "Note Security Interest" shall have the meaning assigned to such term in Section 2.1.

                  "Orders" means judgments, writs, decrees, injunctions, orders, compliance agreements or settlement agreements of or with any Governmental Entity or arbitrator.

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                  "Patent License" shall mean any written agreement, now or
hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Grantors or which the Grantors otherwise has the right to license, is in existence, or granting to the Grantors any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Grantors under any such agreement.

                  "Patents" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                  "Perfection Certificate" shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Grantors.

                  "Permitted Liens" shall mean the following: (i) purchase money security interests (including, without limitation, any leases which may be deemed purchase money security interests) in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable;
(iv) additional security interests and liens consented to in writing by the Note Collateral Agent for the benefit of the Note Secured Parties, which consent shall not be unreasonably withheld; (v) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vi) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (vii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (viii) the SVB Security Interest; (ix) liens arising from the Exim Agreement; and (x) liens securing the Convertible Debentures as defined in the CD Collateral Agency and Intercreditor Agreement, as amended. The Note Collateral Agent, for the benefit of the Note Secured Parties, will have the right to require, as a condition to its consent under subsection (iv) above, that the holder of the additional security interest or lien sign intercreditor and subordination agreements satisfactory to the Note Collateral Agent and the Note Secured Parties in their sole and absolute judgement.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

                  "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other

                                        7
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involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, (a) any claim of the Grantors against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by the Grantors, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by the Grantors or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by the Grantors, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                  "Purchasers" means, collectively, the persons identified on the signature pages hereto, except for the Note Collateral Agent and the Grantors.

                  "Required Investors" means the holders of 51% of the Notes, based on outstanding principal amount.

                  "Securities" shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer,
(b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

                  "Securities Account" shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

                  "Securities Purchase Agreement" shall have the meaning assigned to such term in the Preamble to this Agreement.

                  "Security Entitlements" shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

                  "Security Intermediary" shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

                  "SVB" shall mean Silicon Valley Bank.

                  "SVB Facilities" shall mean collectively, the Existing SVB Facility and the New SVB Facility.

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                  "SVB Security Interest" shall mean the security interest
granted by the Grantors to SVB in connection with the SVB Facilities.

                  "SVB Subordination Agreement" means the [Subordination Agreement] among the Note Collateral Agent and SVB, dated as of the date hereof, as such agreement may be amended from time to time.

                  "Trademark License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to the Grantors any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

                  "Trademarks" shall mean all of the following now owned or hereafter acquired by the Grantors: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

1.3      RULES OF CONSTRUCTION.

         The rules of construction specified in Section 1.2 of the Securities Purchase Agreement shall be applicable to this Agreement.

                                   ARTICLE II

                                SECURITY INTEREST

2.1      SECURITY INTEREST.

                  As security for the payment or performance, as the case may be, in full of the Note Obligations (including, without limitation, obligations owing to the Note Collateral Agent under the CD Collateral Agency and Intercreditor Agreement as amended by Amendment No. 1 to the Collateral Agency and Intercreditor Agreement), each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Note Collateral Agent, its successors and assigns, for the ratable benefit of the Note Secured Parties, and hereby grants to the Note Collateral Agent, for the ratable benefit of the Note Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Note Security Interest"). Without limiting the foregoing, the Note Collateral Agent for the benefit of the Note Secured Parties is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United

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States Copyright Office (or any successor office) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Note Security Interest granted by the Grantors, without the signature of the Grantors, and naming the Grantors as debtors and the Note Collateral Agent for the benefit of the Note Secured Parties as secured party.

2.2      NO ASSUMPTION OF LIABILITY.

         The Note Security Interest is granted as security only and shall not subject the Note Collateral Agent or any other Note Secured Party to, or in any way alter or modify, any obligation or liability to the Grantors with respect to or arising out of the Collateral.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each Grantor represents and warrants to the Note Collateral Agent and the other Note Secured Parties that:

3.1      NAME; TRADE NAMES AND STYLES; STATE OF INCORPORATION.

         The name of each Grantor and state of incorporation set forth in the Preamble to this Agreement is its correct name and state of incorporation. Listed on Schedule I are all prior names of each Grantor and all of such Grantor's present and prior trade names. Each Grantor has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

3.2      PLACE OF BUSINESS; LOCATION OF COLLATERAL.

         The address set forth in the Notice Section of the Securities Purchase Agreement is each Grantor's chief executive office. In addition, each Grantor has places of business and Collateral is located only at the locations set forth on Schedule 3.2.

3.3      TITLE AND AUTHORITY.

         Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the Note Security Interest hereunder and has full power and authority to grant to the Note Collateral Agent the Note Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

3.4      VALIDITY OF SECURITY INTEREST.

         The Note Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Note Obligations, (b) subject to the filings described in Section 2.1, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous

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document in the United States (or any political subdivision thereof) pursuant to the UCC or other applicable law in such jurisdictions. The Note Security
Interest is and shall be prior to any other Lien on any of the Collateral, other than the Permitted Liens described in clauses (i) and (viii) of the definition thereof or as may arise nonconsensually by, and have priority solely by, operation of applicable laws.

3.5      MAINTENANCE OF COLLATERAL.

         Each Grantor will maintain the Collateral in good working condition, and each Grantor will not use the Collateral for any unlawful purpose. Each Grantor will immediately advise the Note Collateral Agent in writing of any material loss or damage to the Collateral.

3.6      COMPLIANCE WITH LAW.

         Each Grantor has complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations relating to the Collateral, including, but not limited to, those relating to such Grantor's ownership of real or personal property, the conduct and licensing of such Grantor's business, and all environmental matters.

3.7      ABSENCE OF OTHER LIENS.

         The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. No Grantor has filed nor consented to the filing of
(a) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral in the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document is still in effect, except, in each
(a), (b) and (c) above, for filings in connection with Permitted Liens and the CD Security Agreements.

                                   ARTICLE IV

                                    COVENANTS

4.1      RECORDS.

         Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Note Collateral Agent may reasonably request, promptly to prepare and deliver to the Note Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Note Collateral Agent showing the identity, amount and location of any and all Collateral.

4.2      PROTECTION OF SECURITY.

         Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Note Security Interest of the Note Collateral Agent, for the benefit of the Note Secured Parties, in the Collateral and the priority thereof against any Lien which is not a Permitted Lien.

4.3      NAMES, PLACES OF BUSINESS.

         Each Grantor shall give the Note Collateral Agent 30 days' prior written notice before changing its name or doing business under any other name. Each Grantor will give the Note Collateral Agent at least 30 days' prior written notice before opening any additional place of business, changing its chief executive office, changing its state of formation or moving any of the Collateral to a location other than each Grantor's address or the present address of such Collateral. Simultaneous with this notice, each Grantor will provide the Note Collateral Agent with a corrected Schedule 3.2 to reflect any additional information necessary to make Schedule 3.2 correct.

4.4      FURTHER ASSURANCES.

         Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Note Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Note Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Note Collateral Agent for the benefit of the Note Secured Parties, duly endorsed in a manner satisfactory to the Note Collateral Agent.

4.5      TAXES; ENCUMBRANCES.

         At its option, the Note Collateral Agent for the benefit of the Note Secured Parties may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral other than Permitted Liens, and may pay for the maintenance and preservation of the Collateral to the extent the Grantors fail to do so as required this Agreement, and the Grantors jointly and severally agree to reimburse the Note Collateral Agent on demand for any payment made or any expense incurred by the Note Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.5 shall be interpreted as excusing the Grantors from the performance of, or imposing any obligation on the Note Collateral Agent to cure or perform, any covenants or other promises of the Grantors with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the Financing Documents.

4.6      ASSIGNMENT OF SECURITY INTEREST.

         If at any time the Grantors shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, the Grantors shall promptly assign such security interest to the Note Collateral Agent for the benefit of the Note Secured Parties subject only to Permitted Liens. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

4.7      CONTINUING OBLIGATIONS OF THE GRANTORS.

         The Grantors shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Note Collateral Agent from and against any and all liability for such performance.

4.8      LIMITATION ON MODIFICATION OF ACCOUNTS.

         During the continuation of an Event of Default, no Grantor shall without the Note Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

4.9      LEGEND.

         Each Grantor shall legend, in form and manner reasonably satisfactory to the Note Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Note Collateral Agent for the benefit of the Note Secured Parties and that the Note Collateral Agent has a security interest therein.

4.10     USE AND DISPOSITION OF COLLATERAL.

         No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except for Permitted Liens. Unless and until the Note Collateral Agent for the benefit of the Note Secured Parties, shall notify the Grantors that (i) an Event of Default (as defined in the Note) shall have occurred and be continuing and (ii) during the continuance thereof, no Grantor shall sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), each Grantor may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Notes or any other Financing Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Collateral to be in the possession or control of any warehouseman, bailee, agent or processor at any time, other than Collateral that is in transit by any means, unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and each Grantor shall have obtained therefrom a written agreement in form and substance reasonably satisfactory to the Note Collateral Agent and the Required Investors to hold the Grantor subject to the Note Security Interest and the instructions of the Note Collateral Agent and to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.

4.11     COVENANTS REGARDING PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.

                  (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees, to the extent practicable, that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

                  (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and
(iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

                  (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

                  (d) Each Grantor shall notify the Note Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                  (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it promptly informs the Note Collateral Agent, and, upon request of the Note Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Note Collateral Agent may request to evidence the Note Collateral Agent' security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Note Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes (and, prior to the occurrence of any Event of Default or Default (as defined in the Notes), such Grantors shall be notified of such filing), all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

                  (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantors' business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

                  (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantors' business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantors promptly shall notify the Note Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

                  (h) Upon and during the continuance of an Event of Default (as defined in the Notes), each Grantor shall use its reasonable commercial efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Note Collateral Agent or its designees.

                                   ARTICLE V

                                POWER OF ATTORNEY

                  Each Grantor irrevocably makes, constitutes and appoints the Note Collateral Agent for the benefit of the Note Secured Parties (and all officers, employees or agents designated by the Note Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Note Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Note Collateral Agent for the benefit of the Note Secured Parties, upon the occurrence and during the continuance of an Event of Default (as defined in the Notes) (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Note Collateral Agent for the benefit of the Note Secured Parties; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Note Collateral Agent for the benefit of the Note Secured Parties, were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Note Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Note Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Note Collateral Agent with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or (unless such action is the result of gross negligence or willful misconduct) to any claim or action against the Note Collateral Agent. It is understood and agreed that the appointment of the Note Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Financing Documents with respect to the Collateral or any part thereof or impose any obligation on the Note Collateral Agent to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Note Collateral Agent of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any Notes, by Law or otherwise.

                                   ARTICLE VI

                                    REMEDIES

6.1      REMEDIES UPON DEFAULT.

                  (a) Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), each Grantor agrees to deliver each item of Collateral to the Note Collateral Agent for the benefit of the Note Secured Parties on demand, and it is agreed that the Note Collateral Agent for the benefit of the Note Secured Parties shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Note Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Note Collateral Agent for the benefit of the Note Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Note Collateral Agent shall determine (other than in violation of any then-existing licensing or contractual arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Note Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Note Collateral Agent shall deem appropriate. The Note Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or Note Secured Parties to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Note Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or Note Secured Parties thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  (b) The Note Collateral Agent shall give the Grantors 10 days' prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Note Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Note Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Note Collateral Agent may (in its sole and absolute discretion) determine. The Note Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Note Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Note Collateral Agent until the sale price is paid by the purchaser or Note Secured Parties thereof, but the Note Collateral Agent shall not incur any liability in case any such purchaser or Note Secured Parties shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Note Collateral Agent for the benefit of the Note Secured Parties may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Note Collateral Agent from any Grantor as a credit against the purchase price, and such Note Collateral Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Note Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Note Collateral Agent shall have entered into such an agreement all Events of Default (or defined in the Notes) shall have been remedied and the Note Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Note Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

6.2      APPLICATION OF PROCEEDS.

         The Note Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as required pursuant to the terms of the CD Collateral Agency and Intercreditor Agreement as amended by Amendment No. 1 of the CD Collateral Agency and Intercreditor Agreement.

                  The Note Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the CD Collateral Agency and Intercreditor Agreement as amended by Amendment No. 1 to the Collateral Agency and Intercreditor Agreement. Upon any sale of the Collateral by the Note Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Note Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or Note Secured Parties of the Collateral so sold and such purchaser or Note Secured Parties shall not be obligated to see to the application of any part of the purchase money paid over to the Note Collateral Agent, Note Secured Parties, or such officer or be answerable in any way for the misapplication thereof.

6.3      GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY.

         For the purpose of enabling the Note Collateral Agent to exercise rights and remedies under this Article at such time as the Note Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Note Collateral Agent for the benefit of the Note Secured Parties an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to the extent that such license does not violate any then existing licensing arrangements (to the extent that waivers cannot be obtained) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and sufficient rights of quality control in favor of Grantor to avoid the invalidation of the Trademarks subject to the license. The use of such license by the Note Collateral Agent shall be exercised, at the option of the Note Collateral Agent upon the occurrence and during the continuation of an Event of Default (as defined in the Note); provided that any license, sub-license or other transaction entered into by the Note Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default (as defined in the Note).

                                  ARTICLE VII

                                  MISCELLANEOUS

7.1      NOTICES.

         All communications and notices hereunder to the Note Secured Parties and to the Grantors shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.5 of the Securities Purchase Agreement. Any notice properly delivered to the Borrower shall be deemed notice properly delivered to eXstatic. All notices, demands and requests of any kind to be delivered to the Note Collateral Agent in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         InSight Venture Partners IV (Note Collateral Agent), LLC
         680 Fifth Avenue, 8th Floor
         New York, N.Y. 10019
         Attention:  Deven Parekh
         Telephone:  (212) 230-9200
         Telecopy:  (212) 230-9272

         with a copy to:

         O'Sullivan LLP
         30 Rockefeller Plaza
         New York, NY  10112
         Attention:  Ilan S. Nissan, Esq.

7.2      SECURITY INTEREST ABSOLUTE.

         All rights of the Note Collateral Agent hereunder, the Note Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Notes, any Financing Document, any agreement with respect to any of the Note Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any Financing Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Note Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Note Obligations or this Agreement (other than payment in full of the indebtedness evidenced by the Note and full satisfaction of all Note Obligations).

7.3      SURVIVAL OF AGREEMENT.

         All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Note Collateral Agent and the Note Secured Parties and shall survive the consummation of the transactions contemplated by each Financing Document, and the execution and delivery to the Note Secured Parties of the Notes, regardless of any investigation made by the Note Collateral Agent or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

7.4      BINDING EFFECT ASSIGNMENT.

         This Agreement shall be binding upon the Grantors and the Note Collateral Agent for the benefit of the Note Secured Parties and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Note Collateral Agent for the benefit of the Note Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Financing Documents.

7.5      SUCCESSORS AND ASSIGNS.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantors or the Note Collateral Agent for the benefit of the Note Secured Parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

7.6      NOTE COLLATERAL AGENT' EXPENSES; INDEMNIFICATION.

                  (a) The Grantors agree to pay upon demand to the Note Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Note Collateral Agent may incur in connection with
(i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Note Collateral Agent hereunder or (iv) the failure of the Grantors to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the Financing Documents, the Grantors jointly and severally agree to indemnify the Note Collateral Agent against, and hold the Note Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral; provided that such indemnity shall not, as to the Note Collateral Agent, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Note Collateral Agent.

                  (c) Any such amounts payable as provided hereunder or under the CD Collateral Agency and Intercreditor Agreement as amended by Amendment No. 1 to the CD Collateral Agency and Intercreditor Agreement shall be additional Note Obligations secured hereby and by the Financing Documents. The provisions of this Section 7.6 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Financing Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any Notes, or any investigation made by or on behalf of the Note Collateral Agent. All amounts due under this Section 7.6 shall be payable on written demand therefor.

7.7      GOVERNING LAW.

         All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of Laws provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal Law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of Law or conflict of Law analysis, the substantive Law of some other jurisdiction would ordinarily or necessarily apply.

7.8      WAIVERS; AMENDMENT.

                  (a) No failure or delay of the Note Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Note Collateral Agent hereunder and of the Note Secured Parties under the Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have, and no exercise of any rights hereunder by the Note Collateral Agent shall limit any rights available to the Note Secured Parties, or any obligations of the Grantors, pursuant to any other Financing Document. No waiver of any provisions of this Agreement or any Financing Document or consent to any departure by the Grantors therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Note Collateral Agent and the Grantors with respect to which such waiver, amendment or modification is to apply.

7.9      WAIVER OF JURY TRIAL.

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE FINANCING DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE FINANCING DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.9.

7.10     SEVERABILITY.

         In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.11     COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.12     HEADINGS.

         Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

7.13     JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (A) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK IN THE COUNT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FINANCING DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT

PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE NOTE COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY PROCEEDING RELATING TO THIS AGREEMENT OR THE FINANCING DOCUMENTS AGAINST THE GRANTORS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (b) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE FINANCING DOCUMENTS IN ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY SUCH COURT.

                  (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

7.14     TERMINATION.

         This Agreement and the Note Security Interest shall terminate when all the Note Obligations have been indefeasibly paid and satisfied in full, at which time the Note Collateral Agent shall, subject to the approval of the Note Secured Parties (which shall not be unreasonably withheld or delayed), execute and deliver to each Grantor, at each Grantor's expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Note Collateral Agent.

7.15     RIGHT OF SET-OFF.

         Each Grantor hereby grants to the Note Collateral Agent for the benefit of the Note Secured Parties a lien, security interest and right of setoff as security for all Note Obligations to the Note Secured Parties, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Note Collateral Agent or any entity under the control of the Note Collateral Agent. At any time after the occurrence and during the continuance of an Event of Default (as defined in the Notes), without demand or notice, the Note Collateral Agent may set off the same or any part thereof and apply the same to any Liability of the Grantors and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Note Obligations. ANY AND ALL RIGHTS TO REQUIRE THE NOTE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE NOTE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTORS OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY THE GRANTORS.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     GRANTORS:

                                     EXCHANGE APPLICATIONS, INC.,


                                     By:
                                           ------------------------------------
                                           Name: J. Chris Wagner
                                           Title:   President and CEO

                                     EXSTATIC SOFTWARE, INC.


                                     By:
                                           ------------------------------------
                                           Name: J. Chris Wagner
                                           Title:   President and CEO


                                     NOTE COLLATERAL AGENT:

                                     INSIGHT VENTURE PARTNERS IV
                                            (COLLATERAL AGENT), LLC



                                     By:
                                           ------------------------------------
                                           Name:  Deven Parekh
                                           Title:  Managing Member

                                    EXHIBIT A

                                 April Guaranty

                                   SCHEDULE I

                NOTE SECURED PARTY                                      ADDRESS
                ------------------                                      -------
INSIGHT VENTURE PARTNERS IV, L.P.                             680 Fifth Avenue, 8th Floor
INSIGHT VENTURE PARTNERS                                      New York, NY 10019
    (CAYMAN) IV, L.P.                                         Attention:  Deven Parekh
INSIGHT VENTURE PARTNERS IV
    (FUND B), L.P.
INSIGHT VENTURE PARTNERS IV (CO-INVESTORS), L.P.

                                  SCHEDULE 3.2

                                 Annex 1 to the
                               Security Agreement
                                    [Form Of]
                             PERFECTION CERTIFICATE

                  Reference is made to the Securities Purchase Agreement dated as of [April ____, 2002, (as amended, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement"), among EXCHANGE APPLICATIONS, INC., a Delaware corporation (the "Borrower"), EXSTATIC SOFTWARE, INC., a Washington corporation ("eXstatic", together with the Borrower, the "Grantors") and the secured parties (each a "Secured Party" and together, the "Secured Parties") identified on the signature page hereto. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Securities Purchase Agreement.

                  The undersigned, a Financial Officer and a Legal Officer, respectively, of each Grantor, hereby certify to the Secured Parties and each other Secured Parties:

         1. Names. (a) The exact corporate name of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:

                  (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

                  (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

                  (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

                  (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor           Mailing Address                    County            State



         (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

Grantor           Mailing Address                    County            State



         (c) Set forth below opposite the name of each Grantor are all the material places of business of such Grantor not identified in paragraph (a) or
(b) above:

Grantor           Mailing Address                    County            State



         (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor           Mailing Address                    County            State



         (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor           Mailing Address                    County            State



         3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

         4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 4 hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction where any Grantor is domicile.

         5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

         6.  [INTENTIONALLY OMITTED].

         7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding stock of each Subsidiary and the record and beneficial owners of such stock. Also set forth on Schedule 7 is each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

         8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by each Subsidiary and all intercompany notes between each Grantor and each Subsidiary of such Grantor and between each Subsidiary of such Grantor and each other such Subsidiary.

         9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by each Grantor to any Subsidiary of such Grantor or made by any Subsidiary of such Grantors to such Grantor or any other Subsidiary of such Grantor, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Secured Parties, and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to any Grantor or any Subsidiary of such Grantor.

         10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the corporation that owns such property as such name appears in its certificate of incorporation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Secured Parties to obtain a perfected security interest therein.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [______] day of [April, 2002].

                                    GRANTORS:

                                    EXCHANGE APPLICATIONS, INC.,


                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                    EXSTATIC SOFTWARE, INC.


                                    By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                    NOTE COLLATERAL AGENT:


                                    INSIGHT VENTURE PARTNERS IV
                                           (COLLATERAL AGENT), LLC


                                    By:
                                          -------------------------------------
                                          Name:  Deven Parekh
                                          Title:  Managing Member

                                   SCHEDULE 1

                                   SCHEDULE 4

                                   SCHEDULE 5

                                   SCHEDULE 7

                                   SCHEDULE 8

                                   SCHEDULE 9

                                   SCHEDULE 10



                                      xiv